EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-8 of U.S. Auto Parts Network, Inc. of our report dated March 10, 2006, except for Note 9 which is as of May 19, 2006, on our audits of the combined financial statements of All OEM Parts, Inc. and Affiliates, which are included in the Annual Report on Form 10-K for the year ended December 31, 2006 of U.S. Auto Parts Network, Inc.

/s/ J.H. Cohn LLP

Lawrenceville, New Jersey

May 22, 2007